Exhibit 32.2

Vital Images, Inc.

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Vital Images, Inc. (the “Company”) for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on May 10, 2005 (the “Periodic Report”), I, Gregory S. Furness, Chief Financial Officer and Vice President-Finance of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

1.     The Periodic Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.     The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 10, 2005	/s/ Michael H. Carrel
Michael H. Carrel
Chief Financial Officer and Vice President-Finance
Vital Images, Inc.